Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 019, LLC", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MAY, A.D. 2020, AT 12:56 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7965392 8100
SR# 20203707813

Authentication: 202912897
Date: 05-11-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:56 PM 05/11/2020
FILED 12:56 PM 05/11/2020
SR 20203707813 - File Number 7965392

CERTIFICATE OF FORMATION

OF

MASTERWORKS 019, LLC

1. The name of the limited liability company is Masterworks 019, LLC

2. The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 11th day of May, 2020.

Jared W. Poplin, Organizer